SUPERIOR INDUSTRIES INTERNATIONAL, INC.
ANNUAL REPORT OF FORM 10-K

Exhibit 10.47

AMENDMENT TO STOCK OPTION AGREEMENT

On this 9th day of October, 2007, Superior Industries International, Inc. (“Company”) and [NAME] (“Employee”) hereby enter into this Amendment to Stock Option Agreement (“Agreement”) and hereby agree to have the exercise price of certain options amended, as listed on the attached Schedule of Amended Options (the “Options”).  These Options are now exercisable, subject to vesting and the other terms thereof, at the amended exercise price as listed on the attached Schedule of Amended Options.

This agreement acts as an amendment to each of your Options.  To the extent not amended by this agreement, your Options will continue to be subject to the terms and conditions of the Superior Industries International, Inc. 1993 Stock Option Plan or 2003 Equity Incentive Plan, as applicable, under which the original options were granted.

This is an enforceable agreement.  The consideration that Employee has given for it is agreeing to correct the exercise price of the listed options to the amended exercise price.  The consideration the Company has given is helping Employee to avoid additional taxes under Internal Revenue Code Section 409A by agreeing to the exercise price correction.  The Company has no obligation to pay Employee anything to compensate Employee for entering into this Agreement even though it reduces the value of the Options.

This agreement reflects the entire agreement between Employee and Superior concerning this transaction.  Neither party has relied on any representations that are not in this Agreement.  This Agreement may be amended only by means of a writing signed by Employee and an authorized officer of Company.

EMPLOYEE

____________________________________
By: [NAME]
[TITLE]

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

____________________________________
By: Steven J. Borick
Chairman, Chief Executive Officer and President